                                                                  EXHIBIT (b)(6)

                           FOURTH AMENDMENT AND WAIVER
                         DATED AS OF OCTOBER 16, 2000 TO
                         MULTICURRENCY CREDIT AGREEMENT
                           DATED AS OF MARCH 18, 1998

                  THIS FOURTH AMENDMENT AND WAIVER, dated as of October 16, 2000 (this "WAIVER") is entered into among MIDDLEBY MARSHALL INC., a Delaware corporation ("MIDDLEBY"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "BORROWER" and collectively, the "BORROWERS"), and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association (the "BANK").

                                    RECITALS:

                  A. The Borrowers and the Bank have entered into a Multicurrency Credit Agreement dated as of March 18, 1998, as amended by that certain First Amendment dated as of July 4, 1998, that certain Second Amendment and Waiver dated as of March 31, 1999 and that certain Third Amendment dated as of March 31, 2000 (as amended, modified or supplemented, the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

                  B. The Borrowers have requested, and the Bank has agreed, that the Bank shall waive any Default or Event of Default arising out of Middleby's redemption of its capital stock.

                  C. The Borrowers and the Bank wish to amend the Agreement as hereinafter set forth.

                  D. Therefore, the parties hereto agree as follows:

                  1. AMENDMENT TO THE AGREEMENT.

                  1.1 SECTION 7.13(a) MINIMUM TANGIBLE NET WORTH. Section 7.13(a) of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

                      "(a) MINIMUM TANGIBLE NET WORTH. Middleby and its Subsidiaries on a consolidated basis shall maintain at all times Tangible Net Worth equal to or greater than the sum of (a) an amount equal to 90% of Tangible Net Worth as of September 30, 2000 MINUS (b) the dollar value of capital stock of Middleby redeemed by Middleby between September 30, 2000 and December 31, 2000, which shall not exceed $12,000,000, PLUS (c) an amount equal to 50% of Net Income earned during each of its fiscal quarters beginning with its fiscal quarter commencing October 1, 2000 (without reduction for net losses, if any)."

                  2. CONSENT AND WAIVER. The Bank hereby consents to, and waives any Default or Event of Default and notice requirement occurring or arising under the Agreement or any Loan Document upon the occurrence of or as a result of, redemption of the common stock of Middleby so long as the aggregate redemption price to be paid by Middleby in connection with redemption of its common stock shall not exceed $12,000,000.

                  3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrowers warrant that:

                  3.1 AUTHORIZATION. The Borrowers are duly authorized to execute and deliver this Amendment, and are and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform their obligations under the Agreement, as amended hereby.

                  3.2 NO CONFLICTS. The execution and delivery of this Amendment, and the performance by the Borrowers of their respective obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of each Borrower or of any agreement binding upon each Borrower.

                  3.3 VALIDITY AND BINDING EFFECT. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

                  4.1 DOCUMENTATION. The Borrowers shall have delivered to the Bank this Amendment duly executed and dated the date hereof, in form and substance satisfactory to the Bank.

                  4.2 NO DEFAULT. As of the date hereof, after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing.

                  4.3 WARRANTIES. As of the date hereof, after giving effect to this Amendment, the representations and warranties in ARTICLE V of the Agreement and in SECTION 3 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Amendment.

                  5. GENERAL.

                  5.1 EXPENSES. The Borrowers agree to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Bank), incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment.

                  5.2 LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  5.3 SUCCESSORS. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank.

                  5.4 CONFIRMATION OF THE AGREEMENT. Except as modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  5.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as modified hereby.

                  5.6 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  5.7 REAFFIRMATION OF GUARANTY. Middleby and Middleby Worldwide, Inc. (formerly known as Asbury Associates, Inc.), as guarantors (the "GUARANTORS") pursuant to that certain Continuing Guaranty (Multicurrency) dated as of March 18, 1998 (the "GUARANTY") executed by the Guarantors in favor of the Bank hereby acknowledge and affirm to the Bank that notwithstanding the execution and delivery of this Amendment, the Guarantors hereby re-confirm the Guaranty and are and continue to be primarily liable for the Liabilities, as defined in the Guaranty.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                            MIDDLEBY MARSHALL INC., as Borrower
                            and Guarantor

                            By: /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY PHILIPPINES CORPORATION,
                            as Borrower

                            By: /s/ David B. Baker
                                ------------------
                            Name: David B. Baker
                            Title: Vice President & CFO

                            MIDDLEBY JAPAN CORPORATION, as
                            Borrower

                            By: /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY TAIWAN CORPORATION
                            (f/k/a Asbury Worldwide (Taiwan) Co., Ltd.), as Borrower

                            By: /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY WORLDWIDE, INC. (f/k/a Asbury
                            Associates, Inc.), as Borrower and Guarantor

                            By: /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY KOREA CORPORATION (f/k/a
                            Asbury Worldwide Korea Co., Ltd.), as Borrower


                            By:  /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker

                            Title:  Vice President & CFO

                            INTERNATIONAL CATERING EQUIPMENT
                            AND SUPPLIES, INC., as Borrower

                            By:  /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY MEXICO, S.A. DE C.V. (f/k/a
                            Asbury Mexico, S.A. DE C.V.), as Borrower


                            By:  /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            MIDDLEBY WORLDWIDE SPAIN, S.L. (f/k/a
                            Asbury, S.L.), as Borrower


                            By:  /s/ David B. Baker
                                ------------------
                            Name:  David B. Baker
                            Title:  Vice President & CFO

                            BANK OF AMERICA, N.A. (successor to Bank of America National Trust and Savings
                            Association), as Bank


                            By:___________________________________
                            Name:
                            Title: